Exhibit 99.1

Aravive Announces Approximately $41.5 Million Private Placement Financing

Priced At-The-Market with Substantial Participation from both New Life Sciences Specialist Investors as well as Large Existing Investors

HOUSTON, October 25, 2022 (GLOBE NEWSWIRE) -- Aravive, Inc. (Nasdaq: ARAV) (“Company”), a late clinical-stage oncology company developing targeted therapeutics to treat metastatic disease, announced that it has entered into definitive agreements with new biotechnology investors, existing investors, Company management and Company Directors for the issuance and sale of an aggregate of 45,178,811 shares of its common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 45,178,811 shares of common stock in a private placement offering priced at-the-market under Nasdaq rules. The purchase price per share and accompanying warrant was $0.9199 for all investors who participated in the deal (or $0.9198 per pre-funded warrant and accompanying warrant). Fifty percent of the warrants have an exercise price of $0.7949 per share and will expire on the date that is the later of: (i) 15 months from the date an increase in the number of authorized shares of common stock is effected, or (ii) one month after the public announcement of the topline Phase 3 platinum-resistant ovarian cancer (PROC) data. The remaining 50% of the warrants will have an exercise price of $0.7949 per share and will expire 30 months from the date an increase in the number of authorized shares of common stock is effected . All of the warrants other than the pre-funded warrants are exercisable for cash only.

Investors in the transaction include new biotech-focused investors: BVF Partners L.P., and other institutions, as well as existing investors including Eshelman Ventures, LLC, Invus, and Company directors and senior management of the Company.

The private placement is expected to close on October 27th, subject to the satisfaction of customary closing conditions. The private placement is being conducted in accordance with applicable Nasdaq rules and was priced to satisfy the “Minimum Price” requirement (as defined in the Nasdaq rules). In connection with the PIPE, the Company has agreed to convene a special meeting of its stockholders no later than 120 days following the closing to seek approval for an increase in the number of its authorized shares of common stock. The gross proceeds of approximately $41.5 million, before deducting placement agent fees and other expenses, will be used to provide funding to get beyond the topline readout of the pivotal Phase 3 trial in PROC, incremental data read outs from the Phase 1b/2 trial in clear cell renal cell cancer and expanded Phase 1b pancreatic adenocarcinoma studies anticipated in 2023.

Gail McIntyre, Ph.D., DABT, Chief Executive Officer, said, “We are honored to have the continued support from insiders, as well as new support from a strong and respected syndicate of leading biotech investors. Together, we will continue to advance batiraxcept towards our pivotal Phase 3 platinum-resistant ovarian cancer readout expected in mid-2023, as well as continued development of batiraxcept in clear cell renal cell cancer and pancreatic adenocarcinoma with the potential for the drug to be a first-in-class oncology agent with an accompanying predictive biomarker.”

MTS Securities, LLC, an affiliate of MTS Health Partners L.P., acted as the exclusive placement agent in the financing.

The securities sold in this financing are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Aravive has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and the shares of its common stock underlying the pre-funded warrants and accompanying warrants sold in this financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aravive

Aravive, Inc. is a late clinical-stage oncology company developing targeted therapeutics to treat metastatic disease. Our lead product candidate, batiraxcept (formerly AVB-500), is an ultra-high affinity decoy protein that binds to GAS6, the sole ligand that activates AXL, inhibiting metastasis, tumor growth, and restoring sensitivity to anti-cancer agents. Batiraxcept has been granted Fast Track Designation by the U.S. FDA and Orphan Drug Designation by European Commission in PROC. Batiraxcept is in an active registrational Phase 3 trial in platinum resistant ovarian cancer (NCT04729608), a Phase 1b/2 trial in clear cell renal cell carcinoma (NCT04300140), and a Phase 1b/2 trial in pancreatic adenocarcinoma (NCT04983407). The Company is based in Houston, Texas and received a Product Development Award from the Cancer Prevention & Research Institute of Texas (CPRIT) in 2016. Additional information at www.aravive.com.

About the Phase 3 PROC Trial

The global, randomized, double-blind, placebo-controlled trial (GOG-3059/ENGOT OV-66) is designed to evaluate efficacy and safety of batiraxcept at a dose of 15 mg/kg in combination with paclitaxel. The trial is expected to enroll approximately 350 patients with high-grade serous ovarian cancer who have received one to four prior lines of therapy at approximately 150 sites in North America, Europe, and Asia. The primary endpoint for the trial is progression free-survival and the secondary endpoint is overall survival. Exploratory endpoints include objective response rate, duration of response, quality of life, clinical benefit rate, pharmacokinetic and pharmacodynamic profile, and sAXL/GAS6 ratio. This trial is being conducted in partnership with The GOG Foundation, Inc. (GOG-F), through the GOG Partners program in the USA, and in partnership with the European Network for Gynaecological Oncological Trial (ENGOT) groups in Europe. The Phase 3 trial is listed on clinicaltrials.gov NCT04729608.

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions and includes statements regarding the expected closing date of the offering, the proceeds to provide funding to get beyond the topline readout of the pivotal Phase 3 trial in PROC, incremental data read outs from the Phase 1b/2 trial in clear cell renal cell cancer and expanded Phase 1b pancreatic adenocarcinoma studies anticipated in 2023, continuing development of batiraxcept in clear cell renal cell cancer and pancreatic adenocarcinoma with the potential for the drug to be a first-in-class oncology agent with an accompanying predictive biomarker, topline data from the trial being available in mid-2023 and the Phase 3 trial enrolling 350 patients across approximately 150 sites in North America and Europe with platinum resistant, high-grade serous ovarian cancer who have received 1-4 prior lines of therapy. Forward-looking statements are based on current beliefs and assumptions, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement as a result of various factors, including, but not limited to, risks and uncertainties related to the ability to consummate the financing, the ability to provide data when anticipated; the Company's dependence upon batiraxcept; batiraxcept's ability to have favorable results in clinical trials; the clinical trials of batiraxcept having results that are as favorable as those of preclinical and clinical trials; the ability to receive regulatory approval, potential delays in the Company's clinical trials due to regulatory requirements or difficulty identifying qualified investigators or enrolling patients especially in light of the COVID-19 pandemic; the risk that batiraxcept may cause serious side effects or have properties that delay or prevent regulatory approval or limit its commercial potential; the risk that the Company may encounter difficulties in manufacturing batiraxcept; if batiraxcept is approved, risks associated with its market acceptance, including pricing and reimbursement; potential difficulties enforcing the Company's intellectual property rights; and the Company's reliance on its licensor of intellectual property and financing needs. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, respectively, recent Current Reports on Form 8-K and subsequent filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Corey Davis, Ph.D.

LifeSci Advisors, LLC

212-915-2577

cdavis@lifesciadvisors.com